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                           ONYX ACCEPTANCE CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                       Exhibit 11.1

                                                           Three Months Ended
                                                               September 30,
                                                      ----------------------------
                                                          1996            1995
                                                      -----------      -----------
PRIMARY:
Net Income (loss)                                     $1,504,294       $(1,198,003)
                                                      ===========      ===========
Shares as adjusted:
Weighted average common shares outstanding             5,874,703         2,241,003
Assumed conversion of Series A and                                         715,422
B convertible preferred stock                                               39,757
Assumed conversion of common
stock warrants                                           228,246           264,643
Incremental shares from outstanding
stock options as determined under
the treasury stock method                                298,334           368,251
                                                      ----------       -----------
Shares as adjusted
                                                       6,401,283         3,629,614
                                                      ==========       ===========
Net income (loss) per share                           $ 0.23           ($0.33)
                                                      ==========       ===========
FULLY DILUTED: Net Income (loss)                      $1,504,294       $(1,198,003)
                                                      ==========       ===========
       Shares as adjusted:
Weighted average common shares
outstanding                                            5,874,703         2,241,541
Assumed conversion of Series A and                                         715,422
B convertible preferred stock                                               39,757
Assumed conversion of common
stock warrants                                           228,246           264,643
Incremental shares from outstanding
stock options as determined under
the treasury stock method                                298,334           368,251
                                                      ----------       -----------
Shares as adjusted                                     6,401,283         3,629,614
                                                      ==========       ===========
Net income (loss) per share                           $0.23            ($0.33)
                                                      ==========       ===========
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 ONYX ACCEPTANCE CORPORATION